UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2012

METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Park Avenue, New York, New York		10166-0188
(Address of Principal Executive Offices)		(Zip Code)

212-578-2211 (Registrant’s Telephone Number, Including Area Code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3
Item 9.01 Financial Statements And Exhibits	4
SIGNATURES	5
EXHIBIT INDEX	6
EX - 10.1
EX - 10.2
EX - 99.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2012, Christopher G. Townsend entered into an employment agreement (the “Employment Agreement”) with an affiliate of MetLife, Inc. (the “Company”). The terms of the Employment Agreement had previously been approved by the Company’s Board of Directors (the “Board”). The Board’s appointment of Mr. Townsend as President of the Company’s Asia region, Mr. Townsend’s appointment to the same position with Metropolitan Life Insurance Company, and the terms of Mr. Townsend’s Employment Agreement will each be effective on the date his employment begins, so long as his employment begins by February 4, 2013.

Mr. Townsend, age 43, was Chief Executive Officer of the Asia Pacific region for Chartis, Inc., a global property-casualty and general insurance organization (“Chartis”) from 2010 to present. In that position, he was responsible for all aspects of the Chartis business in 15 countries with 4,700 staff. From 2007 to 2010, Mr. Townsend was Chief Executive Officer of Chartis-Australasia, responsible for Chartis’ business in Australia, New Zealand, and Pacific Islands with 550 staff.

Mr. Townsend’s Employment Agreement provides for his initial annual base salary of Hong Kong Dollars (“HK$”) 3,875,000 (approximately United States Dollars (“US$”) 500,000). Mr. Townsend’s initial annual incentive compensation target will be HK$6,200,000 (approximately US$800,000). So long as Mr. Townsend begins employment by November 5, 2012, any annual incentive compensation payment for 2012 will not be prorated. No annual incentive payment will be made for 2012 if Mr. Townsend’s employment begins after November 5, 2012. Mr. Townsend’s initial long-term incentive compensation targets will consist of US$650,000 in Performance Units and US$650,000 in Stock Options. Any incentive compensation will be determined by the Board’s Compensation Committee (the “Committee”), based on Company, business, and individual performance and on other factors it determines relevant.

Mr. Townsend’s Employment Agreement also calls for MetLife to make payments and provide benefits to Mr. Townsend to facilitate his transition to his new position and relocation from Singapore to Hong Kong. MetLife will pay Mr. Townsend a sign-on bonus of HK$3,875,000 (approximately US$500,000). MetLife will also pay Mr. Townsend a special incentive award of US$600,000 in equal installments of US$200,000 after the first, second, and third anniversaries of his employment. If Mr. Townsend’s employment begins on or after November 6, 2012 due to his need to address any post-employment restrictions related to prior employers, MetLife will pay Mr. Townsend a one-time incentive award of US$800,000. MetLife will also reimburse Mr. Townsend’s reasonable relocation expenses for house hunting, relocation of personal items, and travel to complete relocation, plus HK$58,125 (approximately US$7,500) for other reasonable relocation expenses. MetLife will pay Mr. Townsend US$100,000 each year in which two of his children are attending school, and US$50,000 each year in which one of his children is attending school, in each case through the completion of the equivalent of a United States high school. Mr. Townsend will use the vendor chosen by MetLife to prepare his personal income tax filings through the end of his fifth year of employment, and MetLife will pay Mr. Townsend US$20,000 each such year. MetLife will pay or reimburse Mr. Townsend for his taxes only with respect to income imputed to him for MetLife-provided immigration and relocation expenses.

MetLife or Mr. Townsend may terminate his Employment Agreement on ninety days’ notice. MetLife may require Mr. Townsend to refrain from employment with any other employer, with pay, for all or part of this notice period. In addition, Mr. Townsend also agreed not to compete with MetLife for three months following the end of employment, and not to interfere with MetLife’s business or solicit its employees for twelve months after the end of his employment. If MetLife terminates Mr. Townsend’s employment, except for gross misconduct, neglect of duty, or breach of the terms of his employment, MetLife will offer Mr. Townsend severance pay according to the formula in the severance pay plan that applies to the Company’s executive officers in the United States.

The foregoing description of the Employment Agreement is a summary, is not complete and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. For purposes of this description, amounts expressed in the Employment Agreement in Hong Kong Dollars have been converted to approximate United States Dollar amounts using the current conversion rate of HK$1=US$0.13.

Mr. Townsend and his covered family members will also participate in the Metropolitan Life Insurance Company of Hong Kong Limited Healthcare Plan (the “Healthcare Plan”), which covers officer-level employees of Company affiliates in Hong Kong and their covered family members. The Healthcare Plan covers a variety of outpatient, hospitalization, maternity, dental, and other services. The anticipated cost to the applicable Company affiliate for family coverage for Mr. Townsend and his eligible family members in 2012, should Mr. Townsend’s employment begin in 2012, is US$17,282. The foregoing description of the Healthcare Plan is a summary, is not complete and is qualified in its entirety by reference to the Member’s Explanatory Handbook for the Healthcare Plan, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference, and which generally summarizes the Healthcare Plan.

The Committee has granted Mr. Townsend Performance Units and Stock Options on terms consistent with similar awards previously made to Company executives. These awards are intended to replace long-term incentives he will forfeit by accepting employment with MetLife. The awards are effective on the date Mr. Townsend begins employment, so long as his employment begins by February 4, 2013. The number of Performance Units will be determined by dividing US$450,000 by the closing price of the Company’s common stock on Mr. Townsend’s first day of employment. The Performance Units are subject to a three-year performance period beginning January 1, 2012. After the end of the performance period, up to 200% of the Performance Units may become payable in cash equal to the closing price of shares of the Company’s common stock, generally assuming Mr. Townsend’s continued service to the Company through the end of the performance period, and depending on the Company’s performance relative to its competition over the performance period. The number of Stock Options will be determined by dividing US$450,000 by the one-third of the closing price of the Company’s common stock on the date Mr. Townsend begins employment. Each of the Stock Options will have an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on Mr. Townsend’s first day of employment. The Stock Options will normally become exercisable in thirds on the first three anniversaries of their grant date, generally assuming Mr. Townsend’s continued service through that date.

A copy of the Company’s press release announcing that Mr. Townsend will lead the Company’s Asia region, dated May 8, 2012, is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements And Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

10.1	Employment Agreement between Christopher G. Townsend and MetLife Asia Pacific Limited, executed May 11, 2012.

10.2	Member’s Explanatory Handbook for the Metropolitan Life Insurance Company of Hong Kong Limited Healthcare Plan, dated 2011.

99.1	Press release of MetLife, Inc. dated May 8, 2012 announcing that Christopher G. Townsend will lead MetLife, Inc.’s Asia region.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.

By:	/s/ Christine M. DeBiase
Name: Christine M. DeBiase
Title: Vice President and Secretary

Date: May 16, 2012

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT

10.1	Employment Agreement between Christopher G. Townsend and MetLife Asia Pacific Limited, executed May 11, 2012.

10.2	Member’s Explanatory Handbook for the Metropolitan Life Insurance Company of Hong Kong Limited Healthcare Plan, dated 2011.

99.1	Press release of MetLife, Inc. dated May 8, 2012 announcing that Christopher G. Townsend will lead MetLife, Inc.’s Asia region.